Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: October 22, 2015

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces its 2015 Third Quarter Earnings

Michigan City, Indiana (NASDAQ GS: HBNC) – Horizon Bancorp today announced its unaudited financial results for the three and nine-month periods ended September 30, 2015.

SUMMARY:
•	On July 1, 2015, Horizon closed the acquisition of Peoples Bancorp (“Peoples”) and its wholly-owned subsidiary, Peoples Federal Savings Bank of DeKalb County, headquartered in Auburn, Indiana.
•	The quarterly dividend was increased from $.14 to $.15 per share on September 15, 2015.
•	Third quarter 2015 net income was $4.3 million or $.36 diluted earnings per share.
•	Excluding merger expenses and gain on sale of investment securities, net income for the third quarter of 2015 increased 52.8% compared to the same period of 2014 to $6.7 million or $.56 diluted earnings per share.
•	Net income for the first nine months of 2015 was $14.4 million or $1.37 diluted earnings per share.
•	Excluding merger expenses, gain on sale of investment securities and the death benefit on bank owned life insurance, net income for the first nine months of 2015 increased 28.3% compared to the same period of 2014 to $17.2 million or $1.64 diluted earnings per share.
•	Net interest income for the first nine months of 2015 increased 17.3% or $8.1 million compared to the same period in 2014.
•	The net interest margin, excluding the impact of acquisitions (“core net interest margin”), decreased 7 basis points from the linked quarter and 3 basis points in the first nine months of 2015 compared to the same periods in 2014.
•	Non-interest income for the first nine months of 2015 increased 15.9% or $3.1 million compared to the same period in 2014.
•	Excluding the Peoples acquisition, mortgage warehouse loans and loans held for sale, loans increased 11.9% on an annualized basis during the third quarter of 2015.
•	Horizon’s tangible book value per share increased to $16.37 at September 30, 2015, compared to $16.26 at December 31, 2014 and $15.75 at September 30, 2014.
•	Horizon Bank’s capital ratios, including Tier 1 Capital to Average Assets of 9.35% and Total Capital to Risk Weighted Assets of 13.03% as of September 30, 2015, continue to be well above the regulatory standards for well-capitalized banks.

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Pg. 2 cont. Horizon Bancorp Announces 2015 Third Quarter Earnings

Craig Dwight, Chairman and CEO, commented: “Horizon continued its growth story in the third quarter of 2015 with positive contributions from all four revenue streams - retail banking, business banking, mortgage banking and wealth management.   These results are particularly noteworthy as the Peoples integration and systems conversion required a tremendous amount of teamwork and dedication during the quarter.”

Dwight continued, “Horizon’s growth drove a substantial increase in net income and earnings per share compared to the same periods of 2014.  Net income and diluted earnings per share, excluding non-core items, increased 57.0% and 26.7% during the third quarter of 2015, respectively. On a year-to-date basis, net income and diluted earnings per share, excluding non-core items, increased by 30.0% and 17.8%, respectively.  Given the persistent low interest rate environment, loan and fee income growth and the ability to create operating leverage are critical to combat margin pressure existing throughout the banking industry.”

Non-GAAP Reconciliation of Net Income and Diluted Earnings per Share
(Dollar in Thousands Except per Share Data, Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
Non-GAAP Reconciliation of Net Income	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net income as reported	$4,288	$4,958	$14,374	$13,153
Merger expenses	3,648	124	4,364	1,335
Tax effect	(1,219)	(43)	(1,402)	(467)
Net income excluding merger expenses	6,717	5,039	17,336	14,021

Gain on sale of investment securities	-	(988)	(124)	(988)
Tax effect	-	346	43	346
Net income excluding gain on sale of investment securities	6,717	4,396	17,255	13,379

Death benefit on bank owned life insurance ("BOLI")	-	-	(145)	-
Tax effect	-	-	51	-
Net income excluding death benefit on BOLI	6,717	4,396	17,161	13,379

Acquisition-related PAUs	(402)	(438)	(2,282)	(2,027)
Tax effect	141	153	799	709
Net income excluding PAUs	$6,456	$4,112	$15,678	$12,061

NNon-GAAP Reconciliation of Diluted Earnings per Share
Diluted earnings per share as reported	$0.36	$0.51	$1.37	$1.39
Merger expenses	0.30	0.01	0.42	0.14
Tax effect	(0.10)	(0.00)	(0.13)	(0.05)
Diluted earnings per share excluding merger expenses	0.56	0.52	1.66	1.48

Gain on sale of investment securities	-	(0.10)	(0.01)	(0.11)
Tax effect	-	0.03	0.00	0.04
Net income excluding gain on sale of investment securities	0.56	0.45	1.65	1.41

Death benefit on BOLI	-	-	(0.01)	-
Tax effect	-	-	0.00	-
Net income excluding death benefit on BOLI	0.56	0.45	1.64	1.41

Acquisition-related PAUs	(0.03)	(0.05)	(0.22)	(0.22)
Tax effect	0.01	0.02	0.08	0.08
Diluted earnings per share excluding PAUs	$0.54	$0.42	$1.50	$1.27

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Pg. 3 cont. Horizon Bancorp Announces 2015 Third Quarter Earnings

Dwight commented, “Due to a decline in mortgage refinancing activity, Horizon’s mortgage warehouse portfolio returned to more normalized levels during the third quarter of 2015.  This decrease was partially offset by continued organic growth in other loan types and the addition of loans acquired in the Peoples transaction.  Excluding loans acquired in the Peoples acquisition, mortgage warehouse loans and loans held for sale, loans increased by 11.9% on an annualized basis in the third quarter of 2015 and 12.2% on an annualized basis during the first nine months of 2015 compared to the same periods of 2014.”

Dwight continued, “Horizon’s strategy of revenue diversification through commercial loan growth and non-mortgage related fee income is evident in our results.  At its peak, for the year ended December 31, 2012 mortgage warehouse and mortgage gain on sale revenue comprised 24.5% of Horizon’s total revenue base (interest income and non-interest income). For the year ending December 31, 2014 and the nine months ending September 30, 2015, mortgage warehouse and mortgage gain on sale revenue as a percentage of total revenue declined to 12.8% and 14.7%, respectively.”

Loan Growth by Type, Excluding Acquired Loans
Three Months Ended September 30, 2015
(Dollars in Thousands, Unaudited)
					Excluding Acquired Loans
				Acquired			Annualized
	September 30	June 30	Amount	Peoples	Amount	Percent	Percent
	2015	2015	Change	Loans	Change	Change	Change
Commercial loans	$795,271	$709,946	$85,325	$(67,435)	$17,890	2.5%	10.0%
Residential mortgage loans	430,477	277,407	153,070	(136,861)	16,209	5.8%	23.2%
Consumer loans	361,298	336,006	25,292	(19,593)	5,699	1.7%	6.7%
Subtotal	1,587,046	1,323,359	263,687	(223,889)	39,798	3.0%	11.9%
Held for sale loans	5,583	7,677	(2,094)	-	(2,094)	-27.3%	-108.2%
Mortgage warehouse loans	138,974	195,924	(56,950)	-	(56,950)	-29.1%	-115.3%
Total loans	$1,731,603	$1,526,960	$204,643	$(223,889)	$(19,246)	-1.3%	-5.0%

Loan Growth by Type, Excluding Acquired Loans
Nine Months Ended September 30, 2015
(Dollars in Thousands)
					Excluding Acquired Loans
				Acquired			Annualized
	September 30	December 31	Amount	Peoples	Amount	Percent	Percent
	2015	2014	Change	Loans	Change	Change	Change
	(Unaudited)
Commercial loans	$795,271	$674,314	$120,957	$(67,435)	$53,522	7.9%	10.6%
Residential mortgage loans	430,477	254,625	175,852	(136,861)	38,991	15.3%	20.5%
Consumer loans	361,298	320,459	40,839	(19,593)	21,246	6.6%	8.9%
Subtotal	1,587,046	1,249,398	337,648	(223,889)	113,759	9.1%	12.2%
Held for sale loans	5,583	6,143	(560)	-	(560)	-9.1%	-12.2%
Mortgage warehouse loans	138,974	129,156	9,818	-	9,818	7.6%	10.2%
Total loans	$1,731,603	$1,384,697	$346,906	$(223,889)	$123,017	8.9%	11.9%

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Pg. 4 cont. Horizon Bancorp Announces 2015 Third Quarter Earnings

The following table presents Horizon’s core net interest margin, which excludes acquisition-related purchase accounting adjustments.  Dwight noted, “The Peoples transaction created a slight reduction in Horizon’s net interest margin. The reduction was partially alleviated due to the mix of earning assets as the cash from Peoples’ liquidated securities portfolio was used to redeem short-term borrowings at the close of the transaction reducing interest-earning assets throughout the third quarter.  During the quarter, a portion of the cash from the liquidated securities portfolio was used to repurchase securities and pay down a matured long-term FHLB advance.”

To reduce funding costs over the next four years the Company currently plans to use the securities portfolio to redeem maturing long-term debt.  As of September 30, 2015, $31.6 million of long-term debt is scheduled to mature in 2016, $47.5 million in 2017, $27.0 million in 2018 and $55.2 million in 2019.  This deleveraging will help reduce the Company’s cost of funds and provide additional capital for growth.

Non-GAAP Reconciliation of Net Interest Margin
(Dollar Amounts in Thousands, Unaudited)
	Three Months Ended			Nine Months Ended
	September 30	June 30	September 30	September 30
Net Interest Margin As Reported	2015	2015	2014	2015	2014
Net interest income	$19,776	$17,850	$16,400	$54,512	$46,460
Average interest-earning assets	2,304,515	2,008,191	1,877,066	2,072,276	1,770,187
Net interest income as a percent of average interest-earning assets ("Net Interest Margin")	3.51%	3.67%	3.59%	3.59%	3.62%

Impact of Acquisitions
Interest income from acquisition-related
purchase accounting adjustments ("PAUs")	$(402)	$(797)	$(438)	$(2,282)	$(2,027)

Excluding Impact of Acquisitions
Net interest income	$19,374	$17,053	$15,962	$52,230	$44,433
Average interest-earning assets	2,304,515	2,008,191	1,877,066	2,072,276	1,770,187
Core Net Interest Margin	3.44%	3.51%	3.50%	3.44%	3.47%

Horizon’s loan loss reserve ratio, excluding loans with credit-related purchase accounting adjustments, was 1.13% as of September 30, 2015.

Allowance for Loan and Lease Loss Detail
As of September 30, 2015
(Dollars in Thousands, Unaudited)

	Horizon
	Legacy	Heartland	Summit	Peoples	Total
Pre-discount loan balance	$1,409,298	$26,496	$81,421	$218,195	$1,735,410

Allowance for loan losses (ALLL)	15,896	264	8	-	16,168
Loan discount	N/A	1,576	3,213	4,601	9,390
ALLL+loan discount	15,896	1,840	3,221	4,601	25,558

Loans, net	$1,393,402	$24,656	$78,200	$213,594	$1,709,852

ALLL/ pre-discount loan balance	1.13%	1.00%	0.01%	0.00%	0.93%
Loan discount/ pre-discount loan balance	N/A	5.95%	3.95%	2.11%	0.54%
ALLL+loan discount/ pre-discount loan balance	1.13%	6.94%	3.96%	2.11%	1.47%

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Pg. 5 cont. Horizon Bancorp Announces 2015 Third Quarter Earnings

Income Statement Highlights

Net income for the third quarter of 2015 was $4.3 million or $.36 diluted earnings per share compared to $4.9 million or $.51 diluted earnings per share in the third quarter of 2014.  The decrease in net income and earnings per share from the previous year reflects an increase in non-interest expenses of $6.9 million primarily due to an increase in salaries and employee benefits and outside services and consultants expense, partially offset by an increase in net interest income of $3.4 million, a decrease in provision for loan losses of $1.4 million and an increase in non-interest income of $1.0 million.  The decrease in earnings per share also reflects an increase in diluted shares due to the Peoples acquisition.  Excluding acquisition-related expenses and purchase accounting adjustments and gain on sale of investment securities, net income for the third quarter of 2015 was $6.5 million or $.54 diluted earnings per share compared to $4.1 million or $.42 diluted earnings per share in the same period of 2014.

Net income for the nine months ended September 30, 2015 was $14.4 million or $1.37 diluted earnings per share compared to $13.2 million or $1.39 diluted earnings per share for the nine months ended September 30, 2014.  The increase in net income from the previous year reflects an increase in net interest income of $8.1 million and an increase in non-interest income of $3.1 million, partially offset by an increase in the provision for loan losses of $740,000 and an increase in non-interest expenses of $8.7 million.  The decrease in earnings per share also reflects an increase in diluted shares due to the Peoples acquisition.  Excluding acquisition-related expenses and purchase accounting adjustments, gain on sale of investment securities and the death benefit on bank owned life insurance, net income for the first nine months of 2015 was $15.7 million or $1.50 diluted earnings per share compared to $12.1 million or $1.27 diluted earnings per share in the same period of 2014.

Horizon’s net interest margin was 3.51% during the third quarter of 2015, down from 3.67% for the prior quarter and 3.59% for same period of 2014.  The decrease in net interest margin compared to the prior quarter and the same period of 2014 was due to lower yields on new loans and re-pricing earning assets and a decrease in interest income from acquisition-related purchase accounting adjustments.  Excluding acquisition-related purchase accounting adjustments, the margin would have been 3.44% for the third quarter of 2015 compared to 3.51% for the prior quarter and 3.50% for the same period of 2014.  Interest income from acquisition-related purchase accounting adjustments was $402,000, $797,000, and $438,000 for the three months ended September 30, 2015, June 30, 2015 and September 30, 2014, respectively.

Horizon’s net interest margin was 3.59% for the nine months ending September 30, 2015, down from 3.62% for same period of 2014.  Excluding interest income from acquisition-related purchase accounting adjustments, the margin would have been 3.44% for the nine months ending September 30, 2015 compared to 3.47% for same period of 2014. Interest income from acquisition-related purchase accounting adjustments was $2.3 million and $2.0 million for the nine months ended September 30, 2015 and September 30, 2014, respectively.

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Pg. 6 cont. Horizon Bancorp Announces 2015 Third Quarter Earnings

Residential mortgage lending activity during the third quarter of 2015 generated $2.8 million in income from the gain on sale of mortgage loans, an increase of $641,000 from the same period of 2014.  Total origination volume in the third quarter of 2015, including loans placed into portfolio, totaled $127.5 million, representing an increase of 24.8% from the same period of 2014 of $102.2 million.  Purchase money mortgage originations during the third quarter of 2015 represented 81.0% of total originations compared to 71.8% of originations during the previous quarter and 77.6% during the third quarter of 2014.

Lending Activity

Total loans increased $346.9 million from $1.4 billion as of December 31, 2014 to $1.7 billion as of September 30, 2015 as mortgage warehouse loans increased by $9.8 million, residential mortgage loans increased by $175.9 million and consumer loans increased by $40.8 million.  Commercial loans increased $121.0 million or 10.5% on an annualized basis from $674.3 million at December 31, 2014 to $795.3 million at September 30, 2015.

Total loan balances in the Kalamazoo and Indianapolis markets continued to grow during the third quarter of 2015 to $166.8 million and $151.2 million, respectively, as of September 30, 2015. In the third quarter of 2015, Kalamazoo’s aggregate loan balances increased $12.4 million or 8.0%, and Indianapolis’ aggregate loan balances increased $5.7 million or 3.9%. Combined, these markets contributed $18.1 million in loan growth during the third quarter of 2015 or 6.0%.

The provision for loan losses was $300,000 for the third quarter of 2015 compared to $1.7 million for the same period of 2014.  The lower provision for loan losses in the third quarter of 2015 compared to the same period of the previous year was predominantly due a $1.0 million charge-off associated with one commercial credit during the third quarter of 2014.  The provision for loan losses was $2.8 million the first nine months of 2015 compared to $2.1 million for the same period of 2014.  The higher provision for loan losses in the first nine months of 2015 compared to the same period of 2014 was due to the charge-off of one commercial credit of $1.3 million in the second quarter of 2015 as well as continued loan growth.  The $1.3 million commercial charge-off was a legacy workout loan that was determined to be impaired due to the borrower’s inability to make payments and a decrease in collateral value.

The ratio of the allowance for loan losses to total loans decreased to 0.93% as of September 30, 2015 from 1.19% as of December 31, 2014 due to an increase in total loans and a decrease in the allowance for loan losses from $16.5 million as of December 31, 2014 to $16.2 million as of September 30, 2015.  The Peoples transaction added $223.9 million in loans without a loan loss reserve due to purchase accounting adjustments.  As of September 30, 2015, the ratio of the allowance for loan losses to total loans, excluding loans with credit-related purchase accounting adjustments, was 1.13% compared to 1.29% as of December 31, 2015.

Non-performing loans totaled $21.0 million as of September 30, 2015 and $22.4 million as of December 31, 2014.  Compared to December 31, 2014, non-performing commercial loans and consumer loans decreased by $707,000 and $927,000, respectively, while non-performing real estate loans increased by $253,000.  As a percentage of total loans, non-performing loans were 1.21% at September 30, 2015, down 41 basis points from 1.62% at December 31, 2014.

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Pg. 7 cont. Horizon Bancorp Announces 2015 Third Quarter Earnings

Expense Management

Total non-interest expense was $6.9 million higher in the third quarter of 2015 compared to the same period of 2014.  The increase was primarily due to an increase in salaries and employee benefits costs of $2.4 million, outside services and consultants expense of $2.6 million and other expense of $547,000, reflecting overall company growth and the Peoples acquisition.  One-time non-interest expense related to the Peoples acquisition totaled $3.6 million in the third quarter of 2015.

Total non-interest expense was $8.7 million higher in the first nine months of 2015 compared to the same period of 2014.  The increase was primarily due to an increase in salaries and employee benefits costs of $3.6 million, outside services and consultants expense of $2.2 million, other expenses of $817,000, net occupancy expenses of $461,000, data processing expense of $456,000, professional fees of $211,000, loan expense of $486,000, FDIC deposit insurance expense of $245,000 and other losses of $253,000 due to overall company growth and the Peoples acquisition.  One-time non-interest expense related to the Peoples acquisition totaled $4.4 million in the third quarter of 2015.

Use of Non-GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP.  Specifically, we have included non-GAAP financial measures of the net interest margin and the allowance for loan and lease losses excluding the impact of acquisition-related purchase accounting adjustments and net income and diluted earnings per share excluding the impact of one-time costs related to acquisitions, acquisition-related purchase accounting adjustments and other events that are considered to be non-recurring.  Horizon believes that these non-GAAP financial measures are helpful to investors and provide a greater understanding of our business without giving effect to the purchase accounting impacts and one-time costs of acquisitions and non-core items, although these measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure.

About Horizon

Horizon Bancorp is a locally owned, independent, commercial bank holding company serving Northern and Central Indiana and Southwest and Central Michigan through its commercial banking subsidiary Horizon Bank, NA.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon.  For these statements, Horizon

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Pg. 8 cont. Horizon Bancorp Announces 2015 Third Quarter Earnings claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in its Form 10-K.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:	Horizon Bancorp
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280

#  #  #

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	September 30	June 30	March 31	December 31	September 30
	2015	2015	2015	2014	2014
Balance sheet:
Total assets	$2,606,833	$2,219,307	$2,153,965	$2,076,922	$2,037,045
Investment securities	617,860	493,631	495,315	489,531	495,941
Commercial loans	795,271	709,946	695,736	674,314	677,349
Mortgage warehouse loans	138,974	195,924	178,899	129,156	105,133
Residential mortgage loans	430,477	277,407	260,390	254,625	251,739
Consumer loans	361,298	336,006	326,334	320,459	308,800
Earning assets	2,363,286	2,031,671	1,974,251	1,885,576	1,860,041
Non-interest bearing deposit accounts	338,436	307,215	285,181	267,667	278,527
Interest bearing transaction accounts	1,164,787	983,912	905,216	930,582	881,299
Time deposits	409,852	293,596	274,699	284,070	289,837
Borrowings	372,820	385,236	440,415	351,198	350,113
Subordinated debentures	32,758	32,719	32,680	32,642	32,603
Common stockholders' equity	252,238	189,631	186,991	181,914	177,280
Total stockholders’ equity	264,738	202,131	199,491	194,414	189,780

Income statement:	Three months ended
Net interest income	$19,776	$17,850	$16,886	$16,523	$16,400
Provision for loan losses	300	1,906	614	978	1,741
Non-interest income	8,400	7,186	7,066	6,738	7,390
Non-interest expenses	22,235	16,650	16,068	15,671	15,353
Income tax expense	1,353	1,752	1,912	1,664	1,738
Net income	4,288	4,728	5,358	4,948	4,958
Preferred stock dividend	(31)	(31)	(31)	(31)	(40)
Net income available to common shareholders	$4,257	$4,697	$5,327	$4,917	$4,918

Per share data:
Basic earnings per share	$0.37	$0.51	$0.58	$0.53	$0.53
Diluted earnings per share	0.36	0.49	0.55	0.51	0.51
Cash dividends declared per common share	0.15	0.14	0.14	0.14	0.13
Book value per common share	21.14	20.49	20.25	19.75	19.25
Tangible book value per common share	16.37	17.06	16.80	16.26	15.75
Market value - high	26.15	26.03	25.86	26.73	23.67
Market value - low	$22.60	$22.85	$22.38	$22.83	$20.65
Weighted average shares outstanding - Basic	11,605,976	9,240,005	9,216,011	9,212,156	9,208,707
Weighted average shares outstanding - Diluted	11,893,254	9,637,586	9,609,506	9,628,240	9,588,332

Key ratios:
Return on average assets	0.69%	0.87%	1.05%	0.96%	0.96%
Return on average common stockholders' equity	8.70	9.88	11.66	10.72	10.95
Net interest margin	3.51	3.67	3.70	3.64	3.59
Loan loss reserve to total loans	0.93	1.08	1.13	1.19	1.20
Non-performing loans to loans	1.21	1.51	1.52	1.62	1.47
Average equity to average assets	8.36	9.32	9.56	9.56	9.33
Bank only capital ratios:
Tier 1 capital to average assets	9.35	8.18	8.75	8.80	8.63
Tier 1 capital to risk weighted assets	12.17	11.04	11.47	11.96	12.13
Total capital to risk weighted assets	13.03	12.08	12.54	13.08	13.26

Loan data:
Substandard loans	$25,898	$28,220	$27,355	$27,661	$35,023
30 to 89 days delinquent	4,868	3,326	3,945	5,082	3,310

90 days and greater delinquent - accruing interest	$100	$207	$19	$115	$62
Trouble debt restructures - accruing interest	2,948	3,271	4,368	4,372	5,838
Trouble debt restructures - non-accrual	3,994	4,523	4,711	2,643	3,061
Non-accrual loans	13,956	15,050	13,282	15,312	10,828
Total non-performing loans	$20,998	$23,051	$22,380	$22,442	$19,789

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	September 30	September 30
	2015	2014
Balance sheet:
Total assets	$2,606,833	$2,037,045
Investment securities	617,860	495,941
Commercial loans	795,271	677,349
Mortgage warehouse loans	138,974	105,133
Residential mortgage loans	430,477	251,739
Consumer loans	361,298	308,800
Earning assets	2,363,286	1,860,041
Non-interest bearing deposit accounts	338,436	278,527
Interest bearing transaction accounts	1,164,787	881,299
Time deposits	409,852	289,837
Borrowings	372,820	350,113
Subordinated debentures	32,758	32,603
Common stockholders' equity	252,238	177,280
Total stockholders’ equity	264,738	189,780

Income statement:	Nine Months Ended
Net interest income	$54,512	$46,460
Provision for loan losses	2,820	2,080
Non-interest income	22,652	19,539
Non-interest expenses	54,953	46,275
Income tax expense	5,017	4,491
Net income	14,374	13,153
Preferred stock dividend	(94)	(102)
Net income available to common shareholders	$14,280	$13,051

Per share data:
Basic earnings per share	$1.42	$1.45
Diluted earnings per share	1.37	1.39
Cash dividends declared per common share	0.43	0.37
Book value per common share	21.14	19.25
Tangible book value per common share	16.37	15.75
Market value - high	26.15	24.91
Market value - low	$22.38	$19.57
Weighted average shares outstanding - Basic	10,029,419	9,009,663
Weighted average shares outstanding - Diluted	10,387,113	9,389,359

Key ratios:
Return on average assets	0.86%	0.92%
Return on average common stockholders' equity	10.03	10.56
Net interest margin	3.59	3.62
Loan loss reserve to total loans	0.93	1.20
Non-performing loans to loans	1.21	1.47
Average equity to average assets	9.05	9.25
Bank only capital ratios:
Tier 1 capital to average assets	9.35	8.63
Tier 1 capital to risk weighted assets	12.17	12.13
Total capital to risk weighted assets	13.03	13.26

Loan data:
Substandard loans	$25,898	$35,023
30 to 89 days delinquent	4,868	3,310

90 days and greater delinquent - accruing interest	$100	$62
Trouble debt restructures - accruing interest	2,948	5,838
Trouble debt restructures - non-accrual	3,994	3,061
Non-accrual loans	13,956	10,828
Total non-performing loans	$20,998	$19,789

HORIZON BANCORP

Allocation of the Allowance for Loan and Lease Losses
(Dollars in Thousands, Unaudited)

	September 30	June 30	March 31	December 31	September 30
	2015	2015	2015	2014	2014
Commercial	$8,841	$8,386	$7,876	$7,910	$7,515
Real estate	2,297	3,044	3,281	2,508	3,304
Mortgage warehousing	1,015	1,319	1,272	1,132	1,300
Consumer	4,015	3,672	4,205	4,951	4,041
Total	$16,168	$16,421	$16,634	$16,501	$16,160

Net Charge-offs (Recoveries)
(Dollars in Thousands, Unaudited)

	Three months ended
	September 30	June 30	March 31	December 31	September 30
	2015	2015	2015	2014	2014
Commercial	$77	$1,584	$(11)	$199	$1,006
Real estate	96	161	20	101	19
Mortgage warehousing	-	-	-	-	-
Consumer	380	375	472	336	217
Total	$553	$2,120	$481	$636	$1,242

Total Non-performing Loans
(Dollars in Thousands, Unaudited)

	September 30	June 30	March 31	December 31	September 30
	2015	2015	2015	2014	2014
Commercial	$10,832	$13,384	$11,540	$11,855	$9,323
Real estate	6,315	5,819	6,062	5,894	6,312
Mortgage warehousing	-	-	-	-	-
Consumer	3,851	3,848	4,778	4,693	4,154
Total	$20,998	$23,051	$22,380	$22,442	$19,789

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	September 30	June 30	March 31	December 31	September 30
	2015	2015	2015	2014	2014
Commercial	$324	$376	$307	$411	$376
Real estate	958	58	219	636	875
Mortgage warehousing	-	-	-	-	-
Consumer	-	37	223	154	3
Total	$1,282	$471	$749	$1,201	$1,254

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2015			September 30, 2014
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets
Federal funds sold	$23,086	$2	0.03%	$4,033	$5	0.49%
Interest-earning deposits	16,340	5	0.12%	5,941	4	0.27%
Investment securities - taxable	401,702	2,149	2.12%	394,954	2,330	2.34%
Investment securities - non-taxable (1)	154,050	1,125	4.39%	146,513	1,109	4.48%
Loans receivable (2)(3)	1,709,337	20,297	4.72%	1,325,625	16,403	4.92%
Total interest-earning assets (1)	2,304,515	23,578	4.17%	1,877,066	19,851	4.32%

Non-interest-earning assets
Cash and due from banks	31,384			27,188
Allowance for loan losses	(16,427)			(15,706)
Other assets	151,035			155,021

	$2,470,507			$2,043,569

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$1,568,777	$1,566	0.40%	$1,204,122	$1,352	0.45%
Borrowings	303,521	1,729	2.26%	320,676	1,593	1.97%
Subordinated debentures	32,737	507	6.14%	32,580	506	6.16%
Total interest-bearing liabilities	1,905,035	3,802	0.79%	1,557,378	3,451	0.88%

Non-interest-bearing liabilities
Demand deposits	343,780			282,494
Accrued interest payable and other liabilities	15,149			12,979
Stockholders' equity	206,543			190,718

	$2,470,507			$2,043,569

Net interest income/spread		$19,776	3.38%		$16,400	3.44%

Net interest income as a percent of average interest earning assets (1)			3.51%			3.59%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)	Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees.

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2015			September 30, 2014
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets
Federal funds sold	$10,563	$11	0.14%	$6,559	$9	0.18%
Interest-earning deposits	11,927	10	0.11%	6,547	7	0.14%
Investment securities - taxable	375,548	6,356	2.26%	395,255	7,108	2.40%
Investment securities - non-taxable (1)	145,576	3,281	3.96%	146,643	3,328	4.33%
Loans receivable (2)(3)	1,528,662	55,140	4.83%	1,215,183	45,988	5.07%
Total interest-earning assets (1)	2,072,276	64,798	4.25%	1,770,187	56,440	4.37%

Non-interest-earning assets
Cash and due from banks	30,729			26,736
Allowance for loan losses	(16,557)			(15,892)
Other assets	155,657			140,698

	$2,242,105			$1,921,729

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$1,347,882	$4,035	0.40%	$1,171,343	$3,984	0.45%
Borrowings	340,593	4,747	1.86%	274,322	4,493	2.19%
Subordinated debentures	32,698	1,504	6.15%	32,541	1,503	6.18%
Total interest-bearing liabilities	1,721,173	10,286	0.80%	1,478,206	9,980	0.90%

Non-interest-bearing liabilities
Demand deposits	303,309			253,331
Accrued interest payable and other liabilities	14,692			12,454
Stockholders' equity	202,931			177,738

	$2,242,105			$1,921,729

Net interest income/spread		$54,512	3.45%		$46,460	3.47%

Net interest income as a percent of average interest earning assets (1)			3.59%			3.62%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)	Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees.

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands)

	September 30	December 31
	2015	2014
	(Unaudited)
Assets
Cash and due from banks	$48,155	$43,476
Investment securities, available for sale	435,673	323,764
Investment securities, held to maturity (fair value of $188,575 and $169,904)	182,187	165,767
Loans held for sale	5,583	6,143
Loans, net of allowance for loan losses of $16,168 and $16,501	1,709,852	1,362,053
Premises and equipment, net	60,700	52,461
Federal Reserve and Federal Home Loan Bank stock	13,823	11,348
Goodwill	49,214	28,176
Other intangible assets	7,648	3,965
Interest receivable	10,862	8,246
Cash value of life insurance	54,148	39,382
Other assets	28,988	32,141
Total assets	$2,606,833	$2,076,922
Liabilities
Deposits
Non-interest bearing	$338,436	$267,667
Interest bearing	1,574,639	1,214,652
Total deposits	1,913,075	1,482,319
Borrowings	372,820	351,198
Subordinated debentures	32,758	32,642
Interest payable	490	497
Other liabilities	22,952	15,852
Total liabilities	2,342,095	1,882,508
Commitments and contingent liabilities
Stockholders’ Equity
Preferred stock, Authorized, 1,000,000 shares
Series B shares $.01 par value, $1,000 liquidation value
Issued 12,500 shares	12,500	12,500
Common stock, no par value
Authorized, 22,500,000 shares
Issued, 11,987,424 and 9,278,916 shares
Outstanding, 11,931,987 and 9,213,036 shares	-	-
Additional paid-in capital	106,083	45,916
Retained earnings	144,344	134,477
Accumulated other comprehensive income	1,811	1,521
Total stockholders’ equity	264,738	194,414
Total liabilities and stockholders’ equity	$2,606,833	$2,076,922

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Statements of Income
 (Dollar Amounts in Thousands, Except Per Share Data, Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest Income
Loans receivable	$20,297	$16,403	$55,140	$45,988
Investment securities
Taxable	2,156	2,339	6,377	7,124
Tax exempt	1,125	1,109	3,281	3,328
Total interest income	23,578	19,851	64,798	56,440
Interest Expense
Deposits	1,566	1,352	4,035	3,984
Borrowed funds	1,729	1,593	4,747	4,493
Subordinated debentures	507	506	1,504	1,503
Total interest expense	3,802	3,451	10,286	9,980
Net Interest Income	19,776	16,400	54,512	46,460
Provision for loan losses	300	1,741	2,820	2,080
Net Interest Income after Provision for Loan Losses	19,476	14,659	51,692	44,380
Non-interest Income
Service charges on deposit accounts	1,359	1,076	3,443	3,037
Wire transfer fees	160	151	493	408
Interchange fees	1,625	1,223	4,093	3,436
Fiduciary activities	1,520	1,131	4,033	3,378
Gain on sale of investment securities (includes $0 for the three months ended and $124 for the nine months ended September 30, 2015 and $988 for the three and nine months ended September 30, 2014, related to accumulated other comprehensive earnings reclassifications)	-	988	124	988
Gain on sale of mortgage loans	2,794	2,153	7,815	6,101
Mortgage servicing income net of impairment	246	116	725	556
Increase in cash value of bank owned life insurance	374	296	889	781
Death benefit on bank owned life insurance	-	-	145	-
Other income	322	256	892	854
Total non-interest income	8,400	7,390	22,652	19,539
Non-interest Expense
Salaries and employee benefits	10,652	8,215	27,541	23,991
Net occupancy expenses	1,723	1,404	4,649	4,188
Data processing	1,281	907	3,170	2,714
Professional fees	409	358	1,596	1,385
Outside services and consultants	3,209	595	4,753	2,554
Loan expense	1,351	1,202	3,975	3,489
FDIC insurance expense	423	313	1,099	854
Other losses	246	(35)	351	98
Other expense	2,941	2,394	7,819	7,002
Total non-interest expense	22,235	15,353	54,953	46,275
Income Before Income Tax	5,641	6,696	19,391	17,644
Income tax expense (includes $0 for the three months ended and $43 for the nine months ended September 30, 2015 and $346 for the three and nine months ended September 30, 2014, related to income tax expense from reclassification items)	1,353	1,738	5,017	4,491
Net Income	4,288	4,958	14,374	13,153
Preferred stock dividend	(31)	(40)	(94)	(102)
Net Income Available to Common Shareholders	$4,257	$4,918	$14,280	$13,051
Basic Earnings Per Share	$0.37	$0.53	$1.42	$1.45
Diluted Earnings Per Share	0.36	0.51	1.37	1.39